UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on which registered

Common stock, $1.00 par value per share	WELL	New York Stock Exchange
4.800% Notes due 2028	WELL28	New York Stock Exchange
4.500% Notes due 2034	WELL34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 4, 2021, Welltower Inc. (the “Company”) entered into a Credit Agreement (the “New Credit Agreement”) with a consortium of 34 banks; KeyBank National Association, as administrative agent and L/C issuer; BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as joint book runners; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and Wells Fargo Securities LLC, as U.S. joint lead arrangers; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; Wells Fargo Bank, N.A., MUFG Bank, Ltd., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley Bank, N.A., PNC Bank, National Association and Royal Bank of Canada, as co-documentation agents; BNP Paribas, Capital One, National Association, Citizens Bank, N.A., Fifth Third Bank, National Association, The Huntington National Bank, Regions Bank, The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation, TD Bank, NA, Truist Bank and Bank of Montreal, as co-senior managing agents and Credit Agricole Corporate and Investment Bank, as sustainability structuring agent. The New Credit Agreement consists of a $4,000,000,000 unsecured revolving credit facility (the “Revolving Facility”), comprised of a $3,000,000,000 tranche (the “Revolving A Tranche”) and a $1,000,000,000 tranche (the “Revolving B Tranche”), a $500,000,000 unsecured term loan facility that was originally issued under the Prior Credit Agreement (as defined below) (the “USD Term Facility”) and a CAD 250,000,000 unsecured term loan facility that was originally issued under the Prior Credit Agreement (the “CAD Term Facility”), and replaces the Company’s existing $3,000,000,000 unsecured revolving credit facility, $500,000,000 unsecured term loan facility and CAD 250,000,000 unsecured term loan facility.

The maturity date for the Revolving A Tranche is June 4, 2025, the maturity date for the Revolving B Tranche is June 4, 2023 and the maturity date for each of the USD Term Facility and the CAD Term Facility is July 19, 2023; provided, that, the maturity date of the Revolving A Tranche and/or the Revolving B Tranche may be extended for two successive terms of six months each if no event of default has occurred under the New Credit Agreement and the Company pays a non-refundable extension fee of 0.0625% of the applicable tranche of the Revolving Facility then in effect. Based on the satisfaction of certain conditions, the Company has the right to increase the amount available under the credit facilities up to an additional $1,250,000,000 for the Revolving Facility and the USD Term Facility, in the aggregate, and CAD 250,000,000 for the CAD Term Facility. The lenders would have the right, but not the obligation, to commit to all or a portion of any such increase.

The New Credit Agreement includes sublimits of (a) up to $100,000,000 for letters of credit, (b) up to 50% of the Revolving Facility commitment amount for certain negotiated rate loans, and (c) up to $1,000,000,000 for borrowings (including letters of credit) under certain alternative currencies; each of these sublimits are part of, and not in addition to, the amounts available under the Revolving Facility.

Revolving loans and term loans bear interest at the applicable margin plus the base rate or applicable LIBOR/CDOR interest rate, at the Company’s option. Negotiated rate loans bear interest at the rate agreed to between the Company and the applicable lender(s). Letter of credit fees equal the applicable margin for revolving loans multiplied by the daily amount available to be drawn under such letters of credit. The applicable margins are based on the Company’s ratings established by certain debt rating agencies for the Company’s long term, senior, unsecured, non-credit enhanced debt (the “Debt Ratings”). Based on the Company’s current Debt Ratings, the applicable margins are as follows: (a) for a revolving loan under the Revolving Facility, 0.775% for a LIBOR loan or 0.000% for a base rate loan; (b) for a term loan under the USD Term Facility, 0.900% for a LIBOR loan or 0.000% for a base rate loan; (c) for a term loan under the CAD Term Facility, 0.900% for a CDOR loan or 0.000% for a base rate loan and (d) for letter of credit fees, 0.775%. The applicable margin for loans under the Revolving Facility and letter of credit fees are subject to reduction upon the Company meeting certain sustainability metrics as set forth in the New Credit Agreement. The New Credit Agreement includes customary LIBOR replacement language, including, but not limited to, the use of rates based on the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York.

For the Revolving Facility, the Company is obligated to pay an annual facility fee equal to the product of the applicable rate multiplied by the Revolving Facility amount with such rate based on the Company’s Debt Ratings. The current applicable rate for the facility fee for the Revolving Facility is 0.150%. For letters of credit, the Company is obligated to pay a fronting fee of 0.125% on the face amount and subsequent increases of such amounts of such letters of credit and customary fees and standard costs of the issuers of such letters of credit.

The New Credit Agreement includes certain customary representations and warranties by the Company and imposes certain customary covenants on the Company. The New Credit Agreement contains certain customary events of default, and if an event of default occurs and continues, the Company is subject to certain actions by the administrative agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the New Credit Agreement.

Certain of the parties to the New Credit Agreement and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to the Company for which they receive customary fees and expenses.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the New Credit Agreement and is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants contained in the New Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk among the parties thereto. Accordingly, the representations and warranties in the New Credit Agreement are not necessarily characterizations of the actual state of facts of the Company and its subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

Item 1.02 Termination of a Material Definitive Agreement.

Effective June 4, 2021, the following were terminated: (a) the Credit Agreement, dated as of July 19, 2018 and as amended by the First Amendment to Credit Agreement, dated as of April 26, 2019 (the “Prior Credit Agreement”), by and among the Company; the lenders listed therein; KeyBank National Association, as administrative agent, L/C issuer and a swingline lender; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; Deutsche Bank Securities Inc., as documentation agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc., as U.S. joint lead arrangers; Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as joint book runners; and (b) all commitments provided under the Prior Credit Agreement. Other than the USD Term Facility and the CAD Term Facility (which shall each remain outstanding under the New Credit Agreement), the Company repaid all amounts due and outstanding under the Prior Credit Agreement on or prior to such effective date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of June 4, 2021, by and among the Company; the lenders listed therein; KeyBank National Association, as administrative agent and L/C issuer; BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as joint book runners; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and Wells Fargo Securities LLC, as U.S. joint lead arrangers; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; Wells Fargo Bank, N.A., MUFG Bank, Ltd., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley Bank, N.A., PNC Bank, National Association and Royal Bank of Canada, as co-documentation agents; BNP Paribas, Capital One, National Association, Citizens Bank, N.A., Fifth Third Bank, National Association, The Huntington National Bank, Regions Bank, The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation, TD Bank, NA, Truist Bank and Bank of Montreal, as co-senior managing agents and Credit Agricole Corporate and Investment Bank, as sustainability structuring agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.	WELLTOWER INC.

Date: June 8, 2021	By: /s/ MATTHEW MCQUEEN
Name:Matthew McQueen
Title: Executive Vice President – General Counsel & Corporate Secretary